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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                October 18, 1999




                            FAMILY GOLF CENTERS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                        0-25098                        11-3223246
----------------                ----------------                 --------------
(State or other                 (Commission File                 (IRS Employer
 jurisdiction of                Number)                          Identification
 incorporation)                                                  No.)

                              538 Broadhollow Road
                            Melville, New York 11747
                    ----------------------------------------
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                            area code: (516) 694-1666




                 ----------------------------------------------
                 (Former Address, if changed since last report)




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         Item 5.  Other Events.

          On October 18, 1999, Family Golf Centers, Inc. (the "Company") entered into an Amended and Restated Credit, Security, Guaranty and Pledge Agreement (together with any and all amendments thereto, the "Credit Agreement"), dated as of October 15, 1999, with substantially all of its subsidiaries and a syndicate of banks led by The Chase Manhattan Bank ("Chase"), providing for a $130 million credit facility (the "Credit Facility") which replaces the Company's previously existing $100 million credit facility.

         The Credit Facility consists of two tranches: "Tranche A" is a $30 million revolving credit facility which converts into a term loan on December 29, 2000, after which time amounts which are repaid may not be reborrowed; "Tranche B" is a $100 million term loan.

         Initially, principal amounts outstanding with respect to Tranche A loans shall bear interest at a variable rate based on the Alternative Base Rate (as that term is defined in the Credit Agreement to mean the greater of Chase's prime rate of lending or the Federal Funds Rate) plus 1 1/2%. If the Credit Facility is permanently repaid to $100 million or less on or before June 30, 2000, from and after such repayment, the rate of interest with respect to Tranche A loans shall be reduced to a variable rate based on the Alternative Base Rate plus 1/2%. Initially, principal amounts outstanding with respect to Tranche B loans shall bear interest at a variable rate based on the Alternative Base Rate plus 3%. If the Credit Facility is permanently repaid to $100 million or less on as before June 30, 2000, from and after such repayment, the rate of interest with respect to Tranche B loans shall be reduced to the Alternate Base Rate plus 2%. If the Credit Facility is permanently repaid to $80 million or less on or before December 29, 2000, from and after such repayment, the rate of interest with respect to Tranche B loans shall be reduced to the Alternative Base Rate, plus 1%. In addition, for each additional $10 million by which the Credit Facility is permanently repaid below $80 million through December 31, 2001, from and after such repayment, the rate of interest with respect to Tranche B loans shall be reduced by 1/4% until such time as the interest rate for all loans is the Alternative Base Rate plus 1/2%. Interest payments on outstanding principal amounts of the Credit Facility will be payable monthly in arrears until such time as the Credit Facility is permanently reduced to $80 million after which time interest payments will be payable quarterly. In addition, in the event that the Company sells certain specified assets or issues debt or equity, the Company will be required to make certain mandatory prepayments of principal based on the net proceeds of such sale or issuance. The Credit Agreement also requires certain scheduled repayments of principal through the Credit Facility's maturity date on December 31, 2002.

         The proceeds of the Credit Facility will be used to fund construction projects and for other working capital purposes, including the payment of interest on the Company's outstanding 5 3/4% Convertible Subordinated Notes.

         The Company's payment and performance of its obligations under the Credit Facility have been guaranteed by substantially all of its subsidiaries (the "Guarantors"). The Credit Facility is secured by substantially all of the assets of the Company and the Guarantors (subject to certain existing liens and other permitted encumbrances and excluding certain non-assignable assets), including, without limitation, real property, personal property, tangible property and intangible property, partnership and joint venture interests, all accounts, inventory and equipment. In addition, the Company has pledged all of the stock of the Guarantors and 66% of the stock of its foreign subsidiaries.

         In connection with the Credit Facility, the Company has issued to the lenders warrants (the "Warrants") for 10% of the Company's outstanding common stock (on a fully diluted basis). The Warrants are exercisable at an exercise price of $.50 per share, subject to adjustment under certain circumstances, including sales of equity at a price below fair market value or below the exercise price of the Warrants. The Warrants may be canceled by the Company without penalty as follows: (i) if the Company makes the mandatory repayments of the Credit Facility of at least $30 million by December 29, 2000, 10% of the Warrants originally issued may be canceled; (ii) if the Company makes additional mandatory repayments of the

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Credit Facility of at least $25 million by December 31, 2001, an additional 10%
of the Warrants originally issued may be canceled; and (iii) if the outstanding balance under the Credit Facility is paid back on or before June 30, 2002, an additional 30% of the Warrants originally issued may be canceled. Only the portion of the Warrants not subject to cancellation may be exercised prior to June 30, 2002. As a condition to the closing of the Credit Facility, the Company entered into a Registration Rights Agreement, pursuant to which the Company is required, under certain circumstances, to register the shares of common stock issuable upon exercise of the Warrants.

         In addition to certain customary covenants, the Credit Agreement contains (i) certain restrictive covenants, including, among others, covenants limiting liens, indebtedness, acquisitions, asset sales, construction of new facilities, capital expenditures, investments and the payment of dividends, and
(ii) covenants requiring continued compliance with certain financial tests, including a net worth test, and several financial ratios, including an interest coverage ratio and a consolidated EBITDA ratio.

         Included among the events of default are any Change of Control (as defined in the Credit Agreement) of the Company.

         In addition, the Company has established an Office of the Chairman in order to oversee the restructuring of the Company's operations. The Office of the Chairman is comprised of Dominic Chang, as the Company's Chief Executive Officer, Krishnan P. Thampi, as the Company's Chief Operating Officer, Philip Gund, as the Company's Acting Chief Financial Officer and, Stephen Cooper, as the Company's Chief Restructuring Officer.

         The foregoing descriptions of the Credit Agreement, Registration Rights Agreement and Warrants are only summaries and are qualified in their entirety by reference to each such document filed as exhibits hereto and incorporated herein by reference.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired:   Not applicable.

         (b)      Pro Forma Financial Information:   Not applicable

         (c)      Exhibits

                  No.               Exhibit

                  10.1 Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of December 2, 1998 as amended and restated as of October 15, 1999, by and among the Company, the Guarantors named therein, the Lenders named therein and Chase.

                  10.2 Registration Rights Agreement, dated as of October 15, 1999, between the Company and the Holders identified therein.

                  10.3     Form of Warrant.

                  99.1 Text of press release issued by the Company, dated October 18, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 3, 1999.
                                    FAMILY GOLF CENTERS, INC.


                                    By: /s/ Pamela S. Charles
                                        ----------------------------
                                        Pamela S. Charles,
                                        Vice President and Secretary
























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                                INDEX TO EXHIBITS


        Exhibit   Description

         10.1 Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of December 2, 1998 as amended and restated as of October 15, 1999, by and among the Company, the Guarantors named therein, the Lenders named therein and Chase.

         10.2 Registration Rights Agreement, dated as of October 15, 1999, between the Company and the Holders identified therein.

         10.3     Form of Warrant.

         99.1 Text of press release issued by the Company, dated October 18, 1999.































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